UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 4, 2009
Date of Report (Date of earliest event reported)

DOUGLAS LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50907 (Commission File Number)	98-0430222 (IRS Employer Identification No.)

Suite 400 - 1445 West Georgia Street Vancouver, British Columbia, Canada (Address of principal executive offices)	V6G 2T3 (Zip Code)

(604) 669-0323
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on November 4, 2009, the Board of Directors of Douglas Lake Minerals Inc. (the "Company") accepted the resignation as a director and the President of the Company from Charles Xavier Mnguto.

Also effective on November 4, 2009, the Board of Directors of the Company accepted the consent to act as the President of the Company from the Company's current Chief Executive Officer and a director, Harpreet Singh Sangha.

As a consequence of the resignation Mr. Mnguto, together with the corresponding appointment of Mr. Sangha as President of the Company, the Board of Directors and Executive Officers of the Company are now comprised of the following:

Name	Position
Harpreet Singh Sangha	President, Chief Executive Officer and a director
Honorable Joseph Rugumyamheto	Chairman of the Board and a director
Wenqin Zhang	Director
Herminder Rai	Secretary, Treasurer and Chief Financial Officer

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DOUGLAS LAKE MINERALS INC.
DATE: November 4, 2009.	By: "Harpreet (Harp) Singh Sangha" Name: Harpreet (Harp) Singh Sangha Position: President, Chief Executive Officer, Principal Executive Officer and a director

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